Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT

According to Section 3 of the Notice to an Employee and Job Applicant (Employment Conditions and

Screening and Hiring Procedures) Law, 5762-2002

THIS AMENDMENT (“Amendment”) to the Employment Agreement is made as of March __, 2024 (and shall be in effect as of ____, 2024) (“Effective Date”), by and between Motus G.I. Medical Technologies Ltd., a private company incorporated under the laws of the state of Israel. Registration No. 514188135 (“Company”), and Ms. Ravit Ram, holder of Israeli ID No.         , residing at           (“Executive” and together with the Company, “Parties”).

WHEREAS,	the Executive has been employed by the Company since April 1, 2018 according to certain employment agreement signed on April 1, 2018 (“Employment Agreement”); and

WHEREAS,	the Parties wish to amend certain terms of the Employment Agreement on the terms and conditions as fully set forth herein;

NOW, THEREFORE, it is hereby agreed as follows:

1.	Adjustment Payment

1.1.	As of the Effective Date, and under the circumstance of employment termination by the Company or termination of employment by the Executive for Good Reason (as such term specified below), the Executive shall be entitled to a special adjustment payment, beyond the letter of the law, in a gross amount equal to 9 monthly salaries, including social benefits (“Adjustment Payment”). During the period of the Adjustment Payment, the Executive shall not be required to attend to work, or perform her position duties.

1.2.	In this Section, “Good Reason” shall mean any of the following actions taken without the Executive’s consent: (i) any reduction in the employment terms taken as a whole and measured by the aggregate cost of the employment with the Executive (ii) a diminution by the Company of the Executive’s position, authority or duties, except any change in title alone; (iii) any material breach by the Company of any of its obligations under the Employment Agreement; or (iv) any resignation that, pursuant to applicable law is deemed to be a dismissal by the Company, provided, however, that the Executive shall provide the Company with 30 days prior written notice of the occurrence of any of the events listed in sub-clauses (i) through (iii), and the Company shall have 30 days from the date of receipt of such notice to cure such breach (“Cure Period”) and that in each case the Executive has voluntarily terminated her employment with the Company no later than 30 days after the lapse of such Cure Period.

1.3.	For the avoidance of doubt, under circumstance of termination for Cause (as such terms is defined in the Employment Agreement), the Executive shall not be entitled to the Adjustment Payment, or any part of it.

1.4.	If the Executive accepts and commences any alternate employment during the Adjustment Payment period (“New Position”), she shall be entitled to a reduced adjustment payment equal to the Adjustment Payment minus the Executive’s New Position’s salary and social benefits (“Reduced Adjustment Payment”) for the remaining period. Should the Company decide to cease the employer-employee relationship during the Reduces Adjustment Payment, it shall redeem the Reduced Adjustment Payment and pay it as a lump - sum payment.

2.	General

2.1.	The Executive shall bear full responsibility for all taxed, levies and other payment obligations relating to the Adjustment Payment, or Reduced Adjustment payment. The Company shall be entitled to withhold from payments any and all amounts as may be required from time to time under the applicable law.

2.2.	Except as specifically amended herein, all other terms and conditions of the Employment Agreement remain in full force and effect.

2.3.	Any capitalized term used but not defined herein shall have the meanings ascribed to it in the Employment Agreement.

2.4.	This Amendment shall be deemed for all intents and purposes as an integral part of the Employment Agreement.

2.5.	Nothing in this section or in any other part of this Amendment shall be considered as an undertaking of the Company to employ the Executive for any fixed period.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Employee has executed this Amendment as of the day and year set forth below.

Motus G.I. Medical Technologies Ltd.		Employee:	Ravit Ram

By:	[____________]	Signature:	[____________]
Title:	[____________]
Signature:	[____________]